UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 22, 2010

CAS MEDICAL SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-13839 (Commission File Number)	06-1123096 (I.R.S. Employer Identification No.)
44 East Industrial Road, Branford, Connecticut 06405 (Address of principal executive offices, including zip code) (203) 488-6056 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. OTHER EVENTS.

On April 1, 2010, CAS Medical Systems, Inc. (the “Company”) received a written notice from the Nasdaq Stock Market (“Nasdaq”) advising that the Company was not in compliance with the Nasdaq Global Market listing requirement contained in Nasdaq Listing Rule 5450(b)(1)(A) because the Company’s stockholders’ equity at December 31, 2009 of $9,348,670 was less than the minimum requirement of $10,000,000.  Under Nasdaq rules, the Company had 45 calendar days to submit a plan that defined how the Company would regain compliance.  The Company responded by submitting a plan to Nasdaq within the 45-day deadline.

On June 16, 2010, the Company completed a private placement of 1,375,000 shares of its common stock, resulting in gross cash proceeds of $1,925,000 (the “Private Placement”).

By letter dated June 22, 2010, Nasdaq accepted the Company’s plan and provided the Company with an extension through August 23, 2010 to establish evidence of compliance.

Based upon the information provided in Nasdaq’s June 22, 2010 correspondence and the closing of the Private Placement, the Company believes that as of the date hereof it has regained compliance with Nasdaq’s stockholders’ equity requirements.  The Company acknowledges that Nasdaq will continue to monitor its ongoing compliance with the stockholders’ equity requirement and, if at the time of the Company's next periodic report pursuant to the Securities Exchange Act of 1934, as amended, such evidence of compliance is not demonstrated, its common stock may thereupon be de-listed from the Nasdaq Global Market.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAS MEDICAL SYSTEMS, INC.

Date: June 24, 2010	By:	/s/ Jeffery A. Baird
Jeffery A. Baird
Chief Financial Officer

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